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                                                                      EXHIBIT 11

                             MICHAELS STORES, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                         THREE MONTHS ENDED MAY 1, 1994
                                  (UNAUDITED)

                                                                                            WEIGHTED AVERAGE
                                                                                              OUTSTANDING
                                                                                           EQUIVALENT SHARES
                                                                           TOTAL      ----------------------------
                                                                        OUTSTANDING      PRIMARY     FULLY DILUTED
                                                                       -------------  -------------  -------------
Outstanding at beginning of quarter..................................     16,697,357     16,697,357     16,697,357
Shares issued during quarter.........................................        764,974        227,766        227,766
                                                                                      -------------  -------------
Weighted average outstanding shares..................................                    16,925,123     16,925,123
Common Equivalent Shares:
  Dilutive shares attributable to stock options (computed by the
   treasury stock method)............................................                       859,407        931,043
                                                                       -------------  -------------  -------------
Total outstanding shares.............................................     17,462,331     17,784,530     17,856,166
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Earnings per common and common equivalent share......................                          $.28           $.28
                                                                                      -------------  -------------
                                                                                      -------------  -------------
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